UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2022, US Foods Holding Corp., a Delaware corporation (the “Company”), announced entry into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP, a Delaware limited partnership, and certain of its affiliates (collectively, “Sachem Head”).

Pursuant to the Cooperation Agreement, Sachem Head has agreed to withdraw its notice of stockholder nomination of its five director candidates and its demand to inspect books and records, pursuant to Section 220 of the General Corporation Law of the State of Delaware, and the Company has agreed to, among other things, (i) increase the size of the Company’s board of directors (the “Board”) to thirteen (13) directors immediately following the Company’s 2022 annual meeting of shareholders scheduled to be held on May 18, 2022 (the “2022 Annual Meeting”), (ii) immediately following the 2022 Annual Meeting, (A) appoint to the Board Scott Ferguson (the “Sachem Head Director”) along with David Toy and James Barber, Jr. (the “Independent Directors” and, together with the Sachem Head Director, the “New Directors”); (B) establish a new committee of the Board, consisting of five directors (such committee, the “Search Committee”), which is charged with conducting a nationwide search run by a nationally recognized search firm for a new chief executive officer of the Company among internal and external candidates; (C) appoint the Sachem Head Director and Mr. Toy to the Search Committee; and (D) appoint at least one New Director to each standing committee of the Board; and (iii) following the Company’s hiring of a new permanent Chief Executive Officer of the Company (“CEO”), increase the size of the Board to fourteen (14) directors and appoint such CEO to the Board.

Under the terms of the Cooperation Agreement, following their appointments to the Board, Mr. Barber will serve as a member of the Compensation Committee of the Board, Mr. Ferguson will serve as a member of the Executive Committee and Nominating and Corporate Governance Committee of the Board and Mr. Toy will serve as a member of the Audit Committee of the Board. The composition of the committees of the Board following the appointments of the New Directors and the departure of Mr. Satriano will be as follows: (i) the Audit Committee will be comprised of Marla Gottschalk (effective as of May 20, 2022), Carl Andrew “Andy” Pforzheimer, David M. Tehle (Chair) and David A. Toy; (ii) the Compensation Committee will be comprised of Cheryl A. Bachelder (Chair), James J. Barber, Court D. Carruthers, Quentin Roach and David M. Tehle; (iii) the Nominating and Corporate Governance Committee will be comprised of Scott D. Ferguson, Marla Gottschalk, Sunil Gupta and Ann E. Ziegler (Chair); and (iv) the Executive Committee will be comprised of Robert M. Dutkowsky, David M. Tehle, Cheryl A. Bachelder, Scott D. Ferguson and Ann E. Ziegler.

The Cooperation Agreement further provides, among other things, that:

•	the Company represents and warrants that the Board will not take any material actions between the date of this Agreement and the foregoing appointments of the New Directors without Sachem Head’s consent, unless there is an action that, in the reasonable determination of the Board, cannot wait until after the 2022 Annual Meeting;
•	the Sachem Head Director will deliver an executed irrevocable resignation letter, which provides that the Sachem Head Director will tender his resignation as a director if Sachem Head’s aggregate net long ownership falls below the lesser of 50% of its current beneficial ownership of the outstanding shares of the Company’s common stock (the “Common Stock”) and 9,717,426 shares (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Condition”);
•	as long as Sachem Head remains at or above the Minimum Ownership Condition, in the event any New Director is no longer able to serve as a director of the Company for any reason, Sachem Head will be permitted to propose a replacement director, subject to the approval of the Board (which approval shall not be unreasonably withheld);
•	Sachem Head will be subject to customary standstill restrictions, including, among others, with respect to acquiring beneficial ownership of more than 9.9% of the shares of Common Stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;
•	until the Termination Date (as defined below), Sachem Head will vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to shareholders; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposals (other than the election, removal or replacement of directors), Sachem Head will be permitted to vote in accordance with the ISS or Glass Lewis recommendation; and provided, further, that Sachem Head will be permitted to vote in its sole discretion with respect to any extraordinary transaction;
•	each party will not make any public or private disparaging statements about the other party or sue the other party, subject to certain exceptions;
•	the Sachem Head Director will be permitted to share the Company’s confidential information with Sachem Head’s employees, advisors and other representatives pursuant to a confidentiality agreement in a form agreed upon by the parties;
•	unless otherwise mutually agreed in writing by each party, the Cooperation Agreement will remain in effect until the date that is the later of (i) the earlier of (A) 30 days prior to the nomination deadline for the Company’s 2023 annual meeting of shareholders, and (B) 120 days prior to the first anniversary of the Company’s 2022 Annual Meeting and (ii) 15 days following the date that the Sachem Head Director no longer serves on the Board (the effective date of such termination, the “Termination Date”); and
•	the Company will reimburse Sachem Head for documented out-of-pocket costs, fees and expenses incurred in connection with its engagement with the Company, the negotiation and execution of the Cooperation Agreement and related matters.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On May 10, 2022, the Company announced that its Chief Executive Officer, Pietro Satriano, is leaving the Company, effective immediately. The termination of Mr. Satriano’s employment is without “Cause” within the meaning of the Amended and Restated Executive Severance Agreement, dated as of January 3, 2018, by and between the Company and Mr. Satriano, and the Company’s other compensation and benefits arrangements. Mr. Satriano will not stand for election to the Board at the 2022 Annual Meeting. Andrew Iacobucci will be appointed Interim Chief Executive Officer, effective immediately.

Mr. Iacobucci, age 55, has served as the Company’s Executive Vice President and Chief Commercial Officer since February 2021. He served the Company as Chief Merchandising Officer from January 2017 to February 2021. Prior to joining the Company, Mr. Iacobucci served as Executive Vice President, Merchandising of Ahold USA, Inc., a food retailer, from April 2016 to January 2017. Prior to joining Ahold, he served from February 2012 to November 2015 in several senior roles at Loblaw Companies Limited, a Canadian grocery retailer and wholesale food distributor, including President, Discount Division.

To reflect Mr. Iacobucci’s increased responsibilities as interim CEO, his 2022 base salary will be increased from $690,000 to $900,000, his 2022 annual incentive target amount will be increased from 90% to 150% of his base salary, and he will receive an equity grant consisting of time-based restricted stock units with a grant date value of $1,000,000. In connection with his appointment, the Company entered into a letter agreement with Mr. Iacobucci, which provides, among other things, that in the event Mr. Iacobucci’s employment is terminated without cause prior to March 31, 2024, his outstanding awards otherwise vesting in March 2023 and the one-time restricted stock unit award will vest. Mr. Iacobucci has no interest in any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the compensation arrangements and letter agreement is qualified in its entirety by reference to the full text of the Letter Agreement by and between the Company and Mr. Iacobucci, which is attached as Exhibit 10.2 hereto.

Appointment of Executive Chairman

On May 9, 2022, the Company designated and appointed Robert M. Dutkowsky, who currently serves as its non-executive Chairman, as Executive Chairman, to serve in such role until a permanent Chief Executive Officer has been selected.

Mr. Dutkowsky, age 67, has been the Company’s non-executive Chairman of the Board since February 2022 and a director since January 2017. He served as Executive Chairman of Tech Data Corporation, a technology distributor from 2018 to 2020 and as Chief Executive Officer of Tech Data from 2006 to 2018. Prior to joining Tech Data, Mr. Dutkowsky served as President, Chief Executive Officer and Chairman of the board of directors of Egenera, Inc., a software company, from 2004 until 2006, President, Chief Executive Officer, and Chairman of the Board of Directors of J.D. Edwards & Co., Inc., a software company, from 2002 until 2004 and President, Chief Executive Officer, Chairman of the board of directors of GenRad, Inc., an electronic equipment manufacturer, from 2000 until 2002. He also served as both Executive Vice President, Markets and Channels from 1997 to 1999 and President, Data General in 1999, at EMC Corporation, a data storage manufacturer. He began his career at IBM, a technology company, where he served in several senior management positions. Mr. Dutkowsky serves on the board of directors of Pitney Bowes Inc., Raymond James Financial, Inc. and The Hershey Company. Mr. Dutkowsky has substantial senior executive leadership experience.

Compensation Adjustments for Chief Financial Officer

To help retain Dirk Locasio, the Company’s Executive Vice President and Chief Financial Officer, during the period in which the Company searches for a permanent Chief Executive Officer, Mr. Locasios’s 2022 base salary will be increased from $576,000 to $700,000, his 2022 annual incentive target amount will be increased from 90% to 100% of his base salary, he will receive a retention payment of $250,000 and he will be eligible to receive an additional payment of $1,750,000, subject to his remaining Chief Financial Officer through March 31, 2023. In connection with these arrangements, the Company has agreed that in the event he elects to resign, during the period commencing on March 31, 2023 through July 10, 2023, he will be eligible to receive his full severance benefits.

Appointment of New Directors to Board

Pursuant to the Cooperation Agreement, the Company shall increase the size of the Board to thirteen (13) directors effective immediately following the 2022 Annual Meeting and appoint James J. Barber, Jr., Scott D. Ferguson and David A. Toy to the Board.

James J. Barber, Jr., age 61, is the former Chief Operating Officer of United Parcel Service, Inc. (“UPS”) (NYSE: UPS), one of the world’s largest package delivery companies, from March 2018 to January 2020. Mr. Barber began his career as a package delivery driver for UPS. He then spent over thirty years at UPS holding roles of increasing responsibility including as President of UPS International, from May 2013 to February 2018, President of UPS Europe, from July 2011 to April 2013, District Manager, from January 2006 to July 2011, Region and District Controller, from June 1993 to December 2005, Accounting Manager, from January 1989 to May 1993, and Accounting Billing Supervisor, from June 1984 to December 1989. Mr. Barber previously served as a trustee for The UPS Foundation, and on the boards of UNICEF and the Folks Center for International Business at the University of South Carolina. He earned his Bachelor’s degree in Finance from Auburn University.

Scott D. Ferguson, age 48, is the founder and managing partner of Sachem Head Capital Management LP, an investment management firm based in New York, which he started in 2012. Prior to starting Sachem Head Capital, Mr. Ferguson spent nine years as an investment professional at Pershing Square Capital Management, L.P., an investment advisory firm. Prior to that, Mr. Ferguson served as a Vice President at American Industrial Partners LLC, a private equity firm, from 1999 to 2001, and as a business analyst at McKinsey & Company, a management consulting firm, from 1996 to 1999. Mr. Ferguson has served on the boards of directors of Elanco Animal Health Incorporated (NYSE: ELAN), an animal healthcare company, since December 2020, and Olin Corporation (NYSE: OLN), a chemical products manufacturer and distributor, since February 2020, and previously served as a director of Autodesk, Inc. (NASDAQ: ADSK), a design and engineering software company, from March 2016 to June 2017. Mr. Ferguson received his A.B. in Public Policy from Stanford University and his M.B.A. from Harvard Business School.

David A. Toy, age 55, currently serves as the Chief Executive Officer of Heartisan Foods Inc., an omni-channel market leader in smoked, flavored, and kosher all-natural cheese, since June 2021. Previously, Mr. Toy served in numerous positions for Sauer Brands, Inc. (“Sauer Brands”), a manufacturer of food products, including as Chief Customer Steward, from August 2020 to June 2021, and President of Foodservice, from August 2019 to August 2020. Mr. Toy served as Chief Financial Officer for Diversey Inc., a provider of cleaning and hygiene products, from September 2017 to June 2018. Prior to that, he held a variety of positions at Kraft Heinz Company (NASDAQ: KHC), one of the largest food and beverage companies in the world, including as President, US Foodservice, from 2015 to April 2017, Group Vice President, North America Foodservice, from 2013 to 2015, Vice President, SAP Implementation and Transformation, from 2011 to 2013, and Vice President, Finance and Group Chief Financial Officer of Foodservice, from 2008 to 2011. Mr. Toy served in a number of roles for Lexmark International, Inc., a manufacturer of laser printers and imaging products, including as Vice President Finance, SAP Implementation, from 2007 to 2008, Group Chief Financial Officer, Inkjet Printers and Supplies, from 2004 to 2007, Director Corporate Planning, from 2002 to 2004, and Senior Manager, Finance, from 1999 to 2003. Prior to that, Mr. Toy served in various multi-functional roles at Eastman Chemical Company (NYSE: EMN), a global specialty materials company, from 1991 to 1999. Mr. Toy serves as a member of the board of directors of QBD & Minus Forty Technologies Corp., a North American designer and manufacturer of refrigerated marketing solutions, since August 2021. Mr. Toy received his B.A. in Business Economics from the College of Wooster and his M.B.A. in Management from the Owen Graduate School of Management at Vanderbilt University.

The New Directors will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement, filed with the U.S. Securities and Exchange Commission on April 11, 2022.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Chief Executive Officer transition and entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of May 9, 2022, between US Foods Holding Corp. and Sachem Head.
10.2	Letter Agreement by and between the Company and Andrew Iacobucci, dated May 9, 2022.
99.1	Press Release dated May 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: May 10, 2022	By:	/s/ Kristin M. Coleman
		Name:	Kristin M. Coleman
		Title:	Executive Vice President, General Counsel & Chief Compliance Officer